Worksport Reports 1,506% Surge in Q1 Revenue, Announces Forward Guidance

West Seneca, New York, May 16, 2024 - Worksport Ltd. (NASDAQ: WKSP), a key US-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, today reported the financial results for the first quarter of its fiscal year (Q1 FY 2024) ended March 31, 2024.

Worksport reports a 1,506% revenue increase in Q1 2024 vs. Q1 2023, while cutting 4.8% in operational expenses over the same periods. Gross margins were largely based on private label sales and are expected to improve considerably in future quarters.

Worksport will provide forward-looking guidance on May 23, 2024. Worksport's sales in April 2024 have shown positive results, underscoring the Company's accelerating growth trajectory. Management is eager to share their revenue outlook through year-end 2024, which they believe will be a considerable jump from CY 2023.

Recently signaling Worksport's stock as undervalued, the Company expects robust growth and development as its US production continues to ramp up rapidly and as the launch of its highly anticipated clean energy solutions approach quickly. The Company is expanding and working on many grants, including a $2.8MM grant from the State of New York announced last week. Worksport is preparing itself to actively tap into the multi-billion-dollar clean-energy and automotive accessory markets.

Key Highlights for Q1 2024:

Explosive Growth:

Worksport Ltd. reported a staggering 1,506% increase in North American sales for Q1 2024 from Q1 2023, with revenues soaring from $31,925 in Q1 2023 to $512,637 in Q1 2024. US revenue alone experienced a remarkable 1,766% increase in Q1 2024 compared to Q1 2023.

Worksport CEO, Steven Rossi said, "We are proud to see such encouraging early growth and demand from our efforts. In under three years while facing a difficult landscape of COVID lockdowns, hyper-inflation, and supply-chain disruptions, we have launched our new factory, developed groundbreaking products, and have set the foundation for rapid growth.  This early success is only with our inaugural product and is a tremendous signal of the potential size of our business to come. We've formed an amazing team with an innovative line of products to build a very healthy business in the years ahead. Next week we will give forward-looking guidance. 2024 is Worksport's year."

Matured Supply Chain:

In Q1 2024, Worksport has strategically invested $2.9MM in producing and acquiring inventory pertaining specifically to higher margin products; Holding $6.5MM in inventory, Worksport anticipates swift inventory turnover. This investment is expected to let the Company promptly capitalize on growing demand.

B2B Expansion:

In Q1 2024, Worksport focused on ramping up production and enhancing its product line. Full-scale US production began in January 2024, and significant progress has been made since then. Worksport is preparing to sell its products through leading distributors across the United States, setting up an extensive system during Q1. These efforts are expected to drive substantial growth in the second half of 2024.

B2C Sales Campaign:

With a fully integrated production process, Worksport officially launched its e-commerce sales at the tail-end of Q1, on March 18, 2024. The B2C campaign is expected to ramp up quickly, contributing significantly to future growth. The Company will provide an update on e-commerce sales projections on May 23, 2024.

Clean Energy Product Pipeline:

With upcoming launches for our first-to-market SOLIS Solar Tonneau Cover and highly anticipated COR Modular Portable Energy System, Worksport is positioning itself at the forefront of eco-friendly automotive accessories. The Company is also aligning with global shifts towards sustainable energy solutions and continues progress on its extreme-climate heat pump. Each new product represents a multi-billion-dollar market for Worksport.

North American Expansion:

To increase its presence in the US and Canada, Worksport has engaged in several strategic collaborations with several leading distributors and mass merchandisers, including an agreement with Dix Performance North to expand its distribution network across Canada. This aligns with the Company's goals to enhance product accessibility and visibility. The Company will continue efforts on this front.

Key Press-Releases released in 2024:

  May 8, 2024: Worksport Announces $2.8MM Grant
  April 25, 2024: Worksport Signals Undervalued Status, Eyes Major 2024 Growth
  March 18, 2024: $2.8MM Direct Offering Priced At-The-Market.
  March 6, 2024: Worksport To Launch Innovative SOLIS & COR This Summer
  February 7, 2024: Infineon and Worksport announce collaboration
  January 24, 2024: Worksport Unveils AL3- Made in the USA Tonneau Cover
  January 18, 2024: Worksport: SOLIS will be available for FORD, RAM & GM

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Worksport will provide forward-looking guidance for year-end on May 23, 2024, through a press release before market opens. The Company anticipates a landmark year ahead.

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission ("SEC") filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

For additional information, please contact:

Steven Obadiah, Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.comW: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain "forward‐looking statements." Forward‐looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," "project," "should," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward‐looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.